CERTIFICATE OF MERGER OF
                              RARE TELEPHONY, INC.
                                      INTO
                Voice & DATA COMMUNICATIONS (LATIN AMERICA), INC.


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST:   That  the  name  and  state  of  incorporation  of each of the constituent corporations of the merger is as follows:

                                      Name                                               State of Incorporation
         Voice & Data Communications (Latin America), Inc.                                      Delaware
         Rare Telephony, Inc.                                                                    Nevada


         SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of the State of Delaware.

         THIRD:   That the surviving corporation of the merger is Voice  &  Data
Communications (Latin America), Inc.

         FOURTH: Article First of the Certificate of Incorporation of the surviving corporation shall be amended to read as follows:

          "FIRST: The name of the corporation is Rare Telephony, Inc."

         FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 657 Main Avenue, Suite 301, Passaic, New Jersey 07055 and its executive offices are located at 75 Holly Hill Lane, Greenwich, CT 06830.

         SIXTH:   That a copy  of the Agreement  and  Plan  of  Merger  will  be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: The authorized aggregate capital stock for Rare Telephony, Inc., is 25,000 shares of Common Stock, having no par value, of which 25,000 shares are issued and outstanding.

         EIGHTH: The merger shall become effective upon the filing of this Certificate of Merger with the State of Delaware.

         IN WITNESS WHEREOF, Voice & Data Communications (Latin America), Inc., has caused the Certificate to be signed by Frederick A. Moran, its Chief Executive Officer, this 14th day of June, 2000.

                                                 VOICE & DATA COMMUNICATIONS
                                                 (LATIN AMERICA), INC.


                                                 By:    /s/ Frederick A. Moran
                                                        ------------------------
                                                        Frederick A. Moran,
                                                        Chief Executive Officer

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